Exhibit 99.1

Contacts:	Investor Contact:	Media Contact:
	Amedisys, Inc.	Amedisys, Inc.
	Kevin LeBlanc	Jacqueline Chen Valencia
	Director of Investor	Senior Vice President
	Relations	Marketing & Communications
	(225) 292-2031	(225) 295-9688
	kleblanc@amedisys.com	jacqueline.chen@amedisys.com

AMEDISYS REPORTS SECOND QUARTER REVENUE AND EARNINGS,

ANNOUNCES $60 MILLION SHARE REPURCHASE PROGRAM AND UPDATES 2010 GUIDANCE

AMEDISYS TO HOST CONFERENCE CALL

TODAY AT 10:00 A.M. ET

BATON ROUGE, Louisiana (August 9, 2010) — Amedisys, Inc. (NASDAQ: AMED), one of America’s leading home health nursing companies, today reported its financial results for the three and six-month periods ended June 30, 2010. Net service revenue increased 11.8% while net income attributable to Amedisys, Inc., decreased 8.2% over the three-month period ended June 30, 2009.

Three-Month Periods Ended June 30, 2010 and 2009

•	Net service revenue increased $44.4 million or 11.8% to $422.3 million compared to $377.9 million in 2009, with $33.6 million of the increase related to growth through base/start-up agencies.

•	Net income attributable to Amedisys, Inc. decreased $2.9 million or 8.2% to $32.2 million compared to $35.1 million in 2009.

•

Diluted earnings per share decreased 11.0% to $1.13 compared to $1.27 per diluted share in 2009. The weighted average number of diluted shares outstanding increased to approximately 28.6 million compared to 27.5 million in 2009.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) decreased 5.9% to $63.4 million compared to $67.4 million in 2009.

Six-Month Periods Ended June 30, 2010 and 2009

•	Net service revenue increased $115.6 million or 16.1% to $835.3 million compared to $719.7 million in 2009, with $92.3 million of the increase related to growth through base/start-up agencies.

•	Net income attributable to Amedisys, Inc. increased $6.7 million or 10.9% to $68.8 million compared to $62.1 million in 2009

•

Diluted earnings per share increased 7.1% to $2.42 compared to $2.26 per diluted share in 2009. The weighted average number of diluted shares outstanding increased to approximately 28.5 million compared to 27.4 million in 2009.

•	EBITDA increased 10.5% to $134.1 million compared to $121.3 million in 2009.

$60 Million Share Repurchase Program

On August 6, 2010, our Board of Directors authorized a stock repurchase program of up to $60.0 million of our common stock. Purchases may be made through open market and privately negotiated transactions, at times and in such amounts as management deems appropriate, including pursuant to one or more Rule 10b5-1 trading plans. The share repurchase program is scheduled to expire on September 30, 2011.

The timing of any repurchases and the actual number of shares repurchased will depend on a variety of factors, including the price of our common stock, corporate and regulatory requirements, restrictions under our debt obligations and other market and economic conditions. The stock repurchase program does not obligate Amedisys to acquire any particular amount of stock and may be modified, suspended or discontinued at any time.

“Although our results for the second quarter were below our expectations we are optimistic about our future and the action plans that we have put into place to revitalize our growth,” stated William F. Borne, Chief Executive Officer of Amedisys, Inc.

Updated 2010 Guidance

•	Net service revenue is anticipated to be in the range of $1.625 billion to $1.650 billion, excluding the effects of future acquisitions, if any are made.

•

Diluted earnings per share is expected to be in the range of $4.20 to $4.50 based on an estimated 28.8 million shares outstanding. This guidance does not include the effects of any share repurchases or the effects of future acquisitions, if any are made.

We urge caution in considering the current trends disclosed in this press release. The home health and hospice industry is highly competitive and subject to intensive regulations, and trends are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com. We disclaim any obligations to update disclosed information on trends.

Earnings Call and Webcast Information

To participate in the conference call, please dial (877) 719-9799 (Toll free) or (719) 325-4825 (Toll) a few minutes before 10:00 a.m. ET on Monday, August 9, 2010. A replay of the conference call will be available beginning at 1:00 p.m. ET on August 9, 2010 through August 16, 2010. The replay dial in number is (888) 203-1112 (Toll free) or (719) 457-0820 (Toll). The replay pin number is 7462243.

The call will also be available through our website and for seven days thereafter at the following web address: http://www.amedisys.com/investors.

We are headquartered in Baton Rouge, Louisiana. Our common stock trades on the NASDAQ Global Select Market under the symbol “AMED.”

Additional information

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open agencies, acquire additional agencies and integrate and operate these agencies effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, changes in or developments with respect to any litigation or investigations relating to the Company, including the United States Senate Committee on Finance inquiry and the SEC investigation, and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Non-GAAP Financial Measure

This press release includes the following non-GAAP financial measure as defined under SEC rules: EBITDA, defined as net income attributable to Amedisys, Inc. before provision for income taxes, net interest expense and depreciation and amortization. In accordance with SEC rules, we have provided herein a reconciliation of this non-GAAP financial measure to the most directly comparable measure under generally accepted accounting principles (“GAAP”). Management believes that EBITDA is a useful gauge of our performance and is a common measure used in our industry to assess relative financial performance among companies.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED FINANCIAL STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

Balance Sheet Information

	June 30, 2010	December 31, 2009
Current assets	$290,371	$218,036
Total assets	1,269,220	1,172,351
Total current liabilities	238,237	229,306
Total long-term obligations	203,462	206,710
Total equity	827,521	736,335

Income Statement Information

	For the three-month periods ended June 30,		For the six-month periods ended June 30,
	2010	2009	2010	2009
Net service revenue	$422,349	$377,892	$835,316	$719,731
Cost of service, excluding depreciation and amortization	209,302	178,437	413,364	343,477
General and administrative and other expenses	156,919	139,915	304,110	269,795

Operating expenses	366,221	318,352	717,474	613,272

Operating income	56,128	59,540	117,842	106,459
Other expense	(3,099)	(1,963)	(4,436)	(4,558)

Income before income taxes	53,029	57,577	113,406	101,901
Income tax expense	(20,663)	(22,455)	(44,210)	(39,741)

Net income	32,366	35,122	69,196	62,160
Net income attributable to noncontrolling interests	(164)	(39)	(348)	(55)

Net income attributable to Amedisys, Inc.	$32,202	$35,083	$68,848	$62,105

Net income per share attributable to Amedisys, Inc. common stockholders:
Basic	$1.15	$1.29	$2.46	$2.30

Diluted	$1.13	$1.27	$2.42	$2.26

Weighted average shares outstanding:
Basic	28,106	27,124	27,963	26,989

Diluted	28,597	27,541	28,478	27,427

Cash Flow Information

	For the three-month periods ended June 30,		For the six-month periods ended June 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$54,397	$75,813	$125,434	$130,298
Net cash (used in) investing activities	(13,320)	(26,419)	(27,686)	(41,485)
Net cash (used in) financing activities	(7,030)	(74,144)	(16,206)	(90,762)

Net increase in cash and cash equivalents	34,047	(24,750)	81,542	(1,949)
Cash and cash equivalents at beginning of period	81,980	25,648	34,485	2,847

Cash and cash equivalents at end of period	$116,027	$898	$116,027	$898

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA

(Financial Data in thousands)

(Unaudited)

	For the three-month periods ended June 30,		For the six-month periods ended June 30,
	2010	2009	2010	2009
Financial Data:
Depreciation and amortization expense	$8,279	$6,919	$16,465	$13,201
Capital expenditures	$13,944	$7,578	$23,910	$15,056
Key Statistical Data:
General
Number of home health agencies	529	498	529	498
Number of hospice agencies	72	51	72	51
Number of agencies acquired (1)	1	3	2	9
Number of agencies opened as start-up locations (1)	12	9	29	19
Days revenue outstanding, net (2)	32.5	36.9	32.5	36.9
Internal episodic-based revenue growth (3)	8%	19%	12%	21%
Internal episodic-based admission growth (4)	6%	4%	10%	6%
Internal episodic-based recertification growth (5)	(9%)	10%	(4%)	12%
Total visits (6)	2,320,736	2,185,515	4,620,061	4,204,435
Home Health
Episodic-based admissions (7)	63,076	58,209	128,354	114,321
Episodic-based recertifications (8)	47,570	51,507	97,285	100,271
Episodic-based completed episodes (9)	109,420	102,209	214,516	198,508
Average episodic-based revenue per completed episode (10)	$3,372	$3,166	$3,328	$3,102
Episodic-based visits per completed episode (11)	19.4	18.6	19.0	18.1
Hospice
Average daily census (12)	2,837	1,948	2,733	1,830
Average length of stay (13)	87	77	87	76

(1)	Includes both home health and hospice agencies.
(2)

Our calculation of days revenue outstanding, net at June 30, 2010 and 2009 is derived by dividing our ending net patient accounts receivable (i.e. net of estimated revenue adjustments and allowance for doubtful accounts) by our average daily net patient revenue for the three-month period ended June 30, 2010 and 2009, respectively.

(3)	Internal episodic-based revenue growth is the percent increase in our base/start-up episodic-based revenue for the period as a percent of the total episodic-based revenue of the prior period.
(4)	Internal episodic-based admission growth is the percent increase in our base/start-up episodic-based admissions for the period as a percent of the total episodic-based admissions of the prior period.
(5)

Internal episodic-based recertification growth is the percent increase in our base/start-up episodic-based recertifications for the period as a percent of the total episodic-based recertifications of the prior period.

(6)

Total visits are defined as the number of times during the period that our registered nurses, licensed practical nurses, physical therapists, speech therapists, occupational therapists, medical social workers and home health aides visited all eligible patients in their residences.

(7)

Episodic-based admissions are defined as the number of patients admitted to our agencies during the period for the first 60-day episode of care where payors reimburse us for services provided on an episodic-basis, which include Medicare and other insurance carriers, including Medicare Advantage programs.

(8)

Episodic-based recertifications are defined as the number of patients recertified to our agencies during the period for an additional 60-day episode of care where payors reimburse us for services provided on an episodic-basis, which include Medicare and other insurance carriers, including Medicare Advantage programs.

(9)

Episodic-based completed episodes are defined as the number of patients that have either reached the end of their 60-day eligibility period or terminated their service before the 60-day eligibility period has lapsed where payors reimburse us for services provided on an episodic-basis, which include Medicare and other insurance carriers, including Medicare Advantage programs.

(10)	Average episodic-based revenue per completed episode is the average episodic-based revenue earned for each episodic-based completed episode of care.
(11)

Episodic-based visits per completed episode is calculated by dividing the total number of episodic-based visits on completed episodes in the period by the total number of episodic-based episodes completed in this period.

(12)	Average daily census is calculated by dividing the total number of patient days serviced in the period by the number of calendar days in the period.
(13)	Average length of stay is calculated by dividing the total number of days patients are on service in the period by the total number of days for discharged patients in the period.

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands)

(Unaudited)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

	For the three-month periods ended June 30,		For the six-month periods ended June 30,
	2010	2009	2010	2009
Net income attributable to Amedisys, Inc.	$32,202	$35,083	$68,848	$62,105
Add:
Provision for income taxes	20,663	22,455	44,210	39,741
Interest expense, net	2,258	2,906	4,584	6,279
Depreciation and amortization	8,279	6,919	16,465	13,201

EBITDA (1)	$63,402	$67,363	$134,107	$121,326

(1)

EBITDA is defined as net income attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.